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                                EXHIBIT 10.7
                            EMPLOYMENT AGREEMENT


          AGREEMENT made and entered into January 13, 1998, but as of the Effective Date hereinafter defined, by and between VALLEY RIDGE FINANCIAL CORPORATION ("VRFC") and RICHARD L. EDGAR ("Employee");

          WHEREAS, VRFC has retained the services of the Employee as a senior executive officer, and the Employee has accepted such employment; and

          WHEREAS, the parties have operated in an employment relationship for several years; and

          WHEREAS, the parties desire to enter into this Agreement, which is intended to set forth in its entirety the terms and conditions of the employment relationship between VRFC and the Employee; and

          WHEREAS, the board of directors of VRFC has approved this Agreement and authorized the chairman of the board to enter into this Agreement with the Employee;

          NOW, THEREFORE, IT IS AGREED as follows:

     1. EMPLOYMENT. The Employee is employed to render such executive services to VRFC as may from time to time be reasonably directed by VRFC's Chairman of the Board and/or the VRFC board of directors. Among his other duties, it is contemplated that he will serve as the President and Chief Executive Officer of VRFC and VRFC's subsidiary, Valley Ridge Bank ("Subsidiary Bank").

     2. COMPENSATION. VRFC agrees to pay the Employee during the term of this Agreement a salary in the sum of at least One Hundred Sixteen Thousand Seven Hundred Sixty-one Dollars ($116,761) per annum ("Minimum Salary") provided, however, that any salary and bonuses (other than bonuses provided for in section 3 of this agreement) paid to the Employee by any subsidiary of VRFC shall be deemed to reduce the salary paid to the Employee pursuant to this section 2. The salary provided herein shall be payable in accordance with the periodic payment procedures for all employees of VRFC. The Employee's salary shall be reviewed by the board of directors of VRFC not less often than annually beginning on the date one (1) year subsequent to the Effective Date ("First Anniversary Date") and may be increased (but not decreased) from time to time in such amounts as the board in its discretion may determine; any such increased salary shall become the new Minimum Salary. The Employee's salary shall be subject to the usual payroll withholding required with respect to compensation paid by a corporation to an employee.





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     3.   DISCRETIONARY BONUSES.  In addition to the salary provided for in section 2, the Employee shall be entitled to participate in discretionary bonuses as may be from time to time authorized and declared by the board of directors of VRFC or the Subsidiary Bank to their respective executive employees. No other compensation provided for in this Agreement shall be deemed a substitute for the Employee's right to participate in such bonuses when and as declared by the board of directors.

     4.   RETIREMENT, EMPLOYEE BENEFIT PLANS, AND FRINGE BENEFITS.

          (a) The Employee shall be entitled to participate in any plan of VRFC or the Subsidiary Bank relating to pension, thrift, deferred profit-sharing, group life insurance, medical coverage, education, or other retirement or employee benefits that VRFC or the Subsidiary Bank may adopt for the benefit of its executive employees.

          (b) The Employee shall be eligible to participate in any other fringe benefits which may be, or may later become, applicable to VRFC's or the Subsidiary Bank's executive or salaried employees, including, but not limited to, the following: health plans; insurance plans; use of a company automobile; membership in various social business and trade organizations; a reasonable expense account; the payment of reasonable expenses for attending annual and periodic meetings of trade associations; and any other benefits which are commensurate with the responsibilities and functions to be performed by the Employee under this Agreement.

          (c) VRFC shall continue to pay the $6,000 annual premium to keep the Northwestern Mutual Life Insurance Policy owned by
     Employee in effect.

          (d) VRFC shall continue to pay the premiums to maintain Employee's disability insurance coverage under the current
     Provident Companies executive disability policy.

     5. TERM. The initial term of this Agreement shall be a period of five years commencing on the Effective Date, subject to earlier termination as provided herein. Beginning on the first anniversary of the Effective Date, and on each anniversary thereafter, the term of this Agreement shall be extended for a period of one year in addition to the then-remaining term, UNLESS the Bank has given notice to the Employee in writing at least 90 days prior to such anniversary that the term of this Agreement shall not be extended further; if such notice is given, this Agreement will expire at the end of the then-remaining term. Reference herein to the term of this Agreement shall refer to both such initial term and such extended terms.


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     6.   EFFECTIVE DATE.  For purposes of this Agreement the "Effective
Date" is January 13, 1998.

     7. STANDARDS. The Employee shall perform his duties under this Agreement in accordance with reasonable standards established from time to time by the board of directors of VRFC.

     8. VACATIONS. The Employee shall be entitled, without loss of pay, to absent himself voluntarily from the performance of his employment under this Agreement, all such voluntary absences to count as vacation time, provided that:

          (a) The Employee shall be entitled to annual vacation time of not less than five (5) weeks per year, and five (5) personal days each year.

          (b) The timing of vacations shall be scheduled in a reasonable, mutually agreeable manner. The Employee shall not be entitled to receive any additional compensation from VRFC on account of his failure to take vacation time, nor shall he be entitled to accumulate vacation time from one calendar year to the next, except that Employee may carry over up to one (1) week of vacation each year to be used during the first six (6) months of the following year.

          (c) In addition to the aforesaid vacation time, the Employee shall be entitled, without loss of pay, to disability leave with pay for any continuous absence of up to ninety (90) days due to disability; after 90 continuous days, paragraph 10 shall apply. Employee may also absent himself voluntarily from the performance of his employment with VRFC for such additional periods of time and for such valid and legitimate reasons as the board of directors in its sole discretion may determine.
     Further, the board of directors shall be entitled to grant to the Employee, at the Employee's request, additional leaves of absence with or without pay at such time or times and upon such terms and conditions as the board, in its discretion, may determine.

     9.   TERMINATION OF EMPLOYMENT.

          (a) The Employee's employment under this Agreement may be terminated at any time by the board of directors of VRFC for "Cause" (as defined below). The Employee shall have no right to receive severance pay or any other remuneration whatsoever under this Agreement for any period after voluntary termination without "Good Reason" (as defined below) or termination for Cause. For purposes of Agreement, for "Cause" shall mean termination for only the following reasons:

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               (i)  Willful misconduct materially adverse to VRFC or
          the Subsidiary Bank;

               (ii) Willful breach of a fiduciary duty involving personal profit;

               (iii)     Willful violation of any law, rule, or
          regulation materially relating to the operation of VRFC or the Subsidiary Bank;

               (iv) The order of any court or supervising agency with jurisdiction over the affairs of VRFC or the Subsidiary
          Bank; or

               (v) The Employee's intentional material violation of any material provision of this Agreement, if Employee fails to cure the breach within a reasonable time after written notice from VRFC's board of directors informing him of the breach.

               For purposes of this Agreement, no act or failure to act on the Employee's behalf shall be considered "willful" or "intentional" unless done, or admitted to be done, by him not in good faith and unless he knew or should have known that his action or omission was not in, or was opposed to, the best interests of VRFC or the Subsidiary Bank; provided, that any act or omission to act on the Employee's behalf in reliance upon an opinion of counsel to VRFC shall not be deemed to be willful. The Employee shall not be deemed to have been terminated for cause unless or until there shall have been delivered to him a copy of a certification of a majority of the non-officer members of the VRFC's board of directors finding that, in the good faith opinion of such majority, the employee was guilty of conduct deemed to be cause and specifying the details thereof, after reasonable notice to the Employee and an opportunity for him, together with his counsel, to be heard before such majority. No such determination of the board shall affect Employee's right to determination through the legal system of whether there was in fact cause for termination.

          (b) The Employee may terminate his employment at any time upon ninety (90) days' written notice to VRFC or upon such shorter period as may be agreed upon between the Employee and the board of directors of VRFC. In the event of such termination without Good Reason, VRFC shall be obligated only to continue to pay the Employee's salary and provide the other benefits provided by this Agreement up to the date of the termination.



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          (c)  The Employee may terminate his employment with VRFC for
     "Good Reason", which shall mean, the occurrence of any of the following events without Employees consent:

               (i) A material demotion or other adverse change made by VRFC in the Employee's status or position as a senior executive officer of VRFC or the Subsidiary Bank;

               (ii) The assignment to the Employee of any duties or responsibilities which are materially inconsistent with such status or position, or a material reduction in the duties and responsibilities previously exercised by the Employee;

               (iii) The imposition of any requirement, whether by relocation of VRFC's offices or otherwise, that the Employee perform his normal day-to-day duties and responsibilities outside of an area within a thirty (30) mile radius of Kent City, Michigan;

               (iv) Failure of VRFC to elect the Employee as chief executive officer and a director of the Subsidiary Bank; or

               (v) Material breach by VRFC of any material provision of Agreement, if VRFC fails to cure the breach within a reasonable time after Employee has given VRFC's board of directors written notice of the breach.

     Before terminating his employment for good reason pursuant to this section 9(c), the Employee shall give written notice to VRFC's board of directors of the act or omission constituting "Good Reason," within 60 days after the occurrence of such act or omission. If the board of directors promptly corrects such act or omission, and takes reasonable measures to prevent its recurrence, Employee shall not be entitled to terminate the employment with Good Reason. Otherwise, Employee may terminate the employment for Good Reason within 60 days after such notice to the board of directors. If Employee fails to give notice as provided above, Employee may not terminate the Employment for Good Reason on account of such act or omission.

          (d) If the Employee's employment is terminated by VRFC without Cause or terminated by the Employee for Good Reason, the Employee shall be entitled to continuation of his salary and benefits until the end of the Term of this Agreement as if termination of his employment had not occurred.

              Payment of salary and continuation of benefits as provided in this subparagraph 9(d) shall continue regardless of


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     whether the Employee finds new employment following such
     termination, and without reduction due to any earnings of Employee from any other employment or self employment, as long as the new employment or self employment is not materially competitive with VRFC or the Subsidiary Bank. Any amounts received under VRFC's director deferred compensation program, any retirement plans or VRFC's Supplemental Executive Retirement Plan
     (SERP) shall not reduce the pay continuation under this paragraph 9(d). The salary continuation provided in this subparagraph 9(d) shall be reduced, however (but not below zero) by any disability benefits received by the Employee during the Severance Pay Period (other than benefits received under the policy referred to in paragraph 4(d) of this Agreement). If continuation of a specific benefit is not possible under applicable law, Employee shall be provided with an equal substitute benefit or, if that is not possible, with cash in lieu of such benefit; such substitute benefit or cash shall be structured or supplemented as necessary to place Employee in the same economic position, after all applicable taxes, as if the benefit had been continued.

               If any payment to or benefit continuation for the Employee (or the Employee's estate or beneficiary, pursuant to paragraph 12(b) constitutes a "parachute payment "under Internal Revenue Code section 280(G) and, when added to all other payments to the Employee that are "parachute payments" would result in "excess parachute payments" to Employee (as defined under IRC
     <Section>280(G) being nondeductible by the Corporation under IRC
     <Section>280(G), then the payments and benefit continuation provided for under this section 9(d) shall be reduced (but not below 0) or delayed until there are no such excess parachute payments. The amount of any reduction or delay shall be determined by VRFC's certified public accountants, in consultation with the Employee.

          (e) In the event of the death of the Employee while still employed under this Agreement the Employee's estate or beneficiary shall not be entitled to salary and benefit continuation under section 9(d), but shall be entitled to receive the salary due the Employee through the last day of the calendar month in which his death shall have occurred, plus such other benefits as shall have accrued under this Agreement up to the date of death, plus an additional amount equal to the Employee's annual salary as of the date of death.

          (f) If the Employee is temporarily prohibited from participating in the conduct of the affairs of VRFC or the Subsidiary Bank at the request of or by the order of any court or



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     supervising agency with jurisdiction over VRFC, VRFC's
     obligations under this Agreement shall not terminate and the Employee shall be placed on administrative leave with or without pay in the discretion of the board of directors. If the charges in the proceeding out of which such request or order is issued mature into a permanent prohibition order, unless stayed by appropriate proceedings, VRFC's obligations hereunder shall terminate as of the effective date of such permanent order.

          (g) If the Employee is permanently prohibited from participating in the conduct of VRFC's affairs or those of the Subsidiary Bank by the final order of any court or supervising agency with jurisdiction over VRFC, all obligations of VRFC under this Agreement shall terminate, as of the effective date of the order; vested rights of the parties shall not be affected, but Employee shall not be entitled to salary or benefit continuation under section 9(d) of this Agreement if his employment is terminated pursuant to this section 9(g).

          (h) All obligations under this Agreement may be terminated, except to the extent it is determined that continuation of the Agreement is necessary for the continued operation of VRFC or the Subsidiary Bank:

               (i)  By the Federal Deposit Insurance Corporation
          ("FDIC") at the time the FDIC enters into an agreement to provide assistance to or on behalf of VRFC or the Subsidiary Bank; and

               (ii) By the Federal Reserve Board ("FRB"), or any other agency, at the time the FRB approves a supervisory merger to resolve problems related to the operation of VRFC or when VRFC or the Subsidiary Bank is determined by the FRB to be in an unsafe or unsound condition. Any rights of the parties that have already vested, shall not be affected by such action, but Employee shall not be entitled to salary or benefit continuation under Section 9(d) of this Agreement if his employment is terminated pursuant to this section 9(h).

     10. DISABILITY. If the Employee shall become and remain disabled or incapacitated to the extent that he is unable to perform his duties under this Agreement for a continuous period of ninety (90) days or more, then, in that event, from the time that such period shall have elapsed until such disability or incapacity shall have ceased:

          (a) he shall be entitled to receive disability benefits of the type provided for executive employees of VRFC and the



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     Subsidiary Bank (including at least the benefits provided by the disability policy referred to in paragraph 4(d) of this Agreement); and

          (b) he shall not be entitled to receive salary payments pursuant to this Employment Agreement.

          If Employee remains disabled or incapacitated as defined above for a continuous period of 6 months, or for a total of 12 months in any two calendar year period, the Board of Directors of VRFC may terminate Employee's employment without salary or benefit continuation under section 9(d).

     11. ATTORNEY FEES. In the event that VRFC exercises its right of Termination for Cause, but it is determined by a court of competent jurisdiction or by an arbitrator that cause did not exist for such termination, or if in any event it is determined by any such court or arbitrator that VRFC or the Subsidiary Bank has failed to make timely payment of any amounts owed to the Employee under this Agreement, the Employee shall be entitled to reimbursement for all reasonable costs, including attorneys' fees, incurred in challenging such termination or collecting such amounts. Such reimbursement shall be in addition to any rights to which the Employee is otherwise entitled under this Agreement.

     12.  NO ASSIGNMENTS.

          (a) This Agreement is personal to each of the parties hereto, and neither party may assign or delegate any of its rights or obligations hereunder without first obtaining the written consent of the other party; provided, however, that VRFC shall require any successor or assign (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business and/or assets of VRFC or the Subsidiary, by an assumption agreement in form and substance satisfactory to the Employee, to expressly assume and agree to perform this Agreement in the same manner and to the same extent that VRFC would be required to perform it if no such succession or assignment had taken place. Failure of VRFC to obtain such an assumption agreement prior to the effectiveness of any such succession or assignment shall be a breach of this Agreement and shall entitle the Employee to compensation from VRFC in the same amount and on the same terms as the compensation pursuant to section 9(d) hereof. For purposes of implementing the provisions of this section 12(a), the date on which any such succession becomes effective shall be deemed the Date of Termination.

          (b) This Agreement and all rights of the Employee hereunder shall inure to the benefit of and be enforceable by the Employee's


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     personal and legal representatives, executors, administrators, successors, heirs, distributees, devisees and legatees. If the Employee should die while any amounts would still be payable to the Employee hereunder if the Employee had continued to live (including but not limited to salary and benefit continuation to which Employee becomes conditioned under section 9(d) as a result of a covered termination of the Employment before Employee's death) all such amounts, unless otherwise provided herein, shall be paid in accordance with the terms of this Agreement to the Employee's devisee, legatee or other designee or if there is no such designee, to the Employee's estate.

     13. OTHER CONTRACTS. All other prior agreements regarding conditions of employment, whether written or oral, are hereby superseded by this Agreement.

     14. NOTICES. Any notices under this Agreement shall be deemed given when in writing and delivered personally or sent by certified mail, postage prepaid, to the last known address of the party to whom notice is given.
If sent by mail, notice shall be deemed given on the second day after mailing.

     15. AMENDMENTS. No amendments or additions to this Agreement shall be binding unless in writing and signed by both parties, except as herein otherwise provided.

     16. PARAGRAPH HEADINGS. The paragraph headings used in this Agreement are included solely for convenience and shall not affect or be used in connection with the interpretation of this Agreement.

     17. SEVERABILITY. The provisions of this Agreement shall be deemed severable, and the invalidity or unenforceability of any provision shall not affect the validity or enforceability of the other provisions hereof.

















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     18.  GOVERNING LAW.  Agreement shall be governed by the laws of the
United States of America and the State of Michigan.

          IN WITNESS WHEREOF, the parties have executed this Agreement on the day and year first above written.

                                  VALLEY RIDGE FINANCIAL CORPORATION


                                  By/s/ ROBERT C. HUMPHREYS
                                    Robert Humphreys,
                                    Chairman of the Board
                                                                   Employer


                                  /s/ RICHARD L. EDGAR
                                  Richard L. Edgar
                                                                   Employee































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